6100 Uptown Blvd NE, Suite 600, Albuquerque, New Mexico 87110 / Tel:505-255-4852 / www.santafegoldcorp.com

SANTA FE GOLD RECEIVES NOTICE OF PURPORTED SHAREHOLDER CLASS ACTION COMPLAINT

ALBUQUERQUE, New Mexico – March 5, 2014 – Santa Fe Gold Corporation (OTCBB: SFEG) today announced that it has received notice that Tony Cavanaugh, an alleged stockholder of the Company, filed in the Second Judicial District Court of the State of New Mexico, County of Bernalillo, a purported class action complaint on behalf of himself and all others similarly situated, against the Company, the five current members of its Board of Directors, and Tyhee Gold Corp. and Tyhee Merger Sub, Inc. (collectively, “Tyhee”).

The plaintiff contends that the members of the Company’s Board of Directors breached their fiduciary duties arising out of their efforts to effectuate the merger of Santa Fe and Tyhee pursuant to an unfair process, for an unfair price and lacking material disclosures. Further, the plaintiff contends that Tyhee aided and abetted such conduct. The plaintiff’s complaint seeks, among other things, damages, injunctive relief, recession of the proposed Tyhee transaction to the extent already implemented, and reasonable attorneys’ and experts’ fees.

The Company and its Board of Directors believe these claims lack merit, and intend to vigorously defend against them.

ABOUT SANTA FE GOLD

Santa Fe Gold is a U.S.-based mining and exploration enterprise focused on acquiring and developing gold, silver, copper and industrial mineral properties. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Mogollon gold-silver project, within trucking distance of the Lordsburg mill; (iv) the Ortiz gold property in north-central New Mexico; (v) the Black Canyon mica deposit near Phoenix, Arizona; and (vi) a deposit of micaceous iron oxide (MIO) in Western Arizona. Santa Fe Gold intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

STATEMENT REGARDING ADDITIONAL INFORMATION THAT MAY BECOME AVAILABLE

In connection with the proposed transaction, Tyhee and Santa Fe intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by Tyhee with the SEC of a Registration Statement on Form F-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the Tyhee Shares and Tyhee Warrants to be issued in exchange for Santa Fe common shares. The Registration Statement will incorporate a proxy statement/ prospectus (the “Proxy Statement/Prospectus”) that Santa Fe plans to mail to its stockholders in connection with obtaining approval to the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Santa Fe, Tyhee, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Such documents are not currently available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Santa Fe and Tyhee through the web site maintained by the SEC at www.sec.gov.

Santa Fe and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Santa Fe in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Santa Fe's annual report on Form 10-K, which was filed with the SEC on September 30, 2013. This document is available free of charge at the SEC's web site at www.sec.gov.

Tyhee and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Santa Fe in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS – SAFE HARBOR

This press release contains forward-looking statements, including with respect to the implementation and effects of a proposed business combination between Santa Fe and Tyhee. Those statements constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intend,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and our actual results may differ materially from those expressed or implied by such forward-looking statements. For Santa Fe, these statements are subject to the following risks and uncertainties: uncertainty of the outcomes of litigation and risks associated with the inherent uncertainty of future litigation results. All forward-looking statements included in this release are made as of the date of this press release, and Santa Fe assumes no obligation to update any such forward-looking statements.

CONTACT:

Santa Fe Gold Corp
Pierce Carson, President and Chief Executive Officer
(505) 255-4852